UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2008

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 23, 2008, the registrant and certain of its subsidiaries entered into an Amended and Restated Revolving Credit Facility  (the "Amended and Restated Revolving Credit Facility") with Bank of America, N.A., a national banking association, individually, as agent, issuer and a lender thereunder, and the other financial institutions party thereto.  The Amended and Restated Revolving Credit Facility amends and restates the registrant’s Revolving Credit Agreement, dated August 3, 2005, as amended, among Bank of America, N.A., the registrant and its subsidiaries party thereto, to provide for an increase in the facility size and certain other changes.

The Amended and Restated Revolving Credit Facility provides for maximum borrowings of up to $60,000,000 and includes a standby and commercial letter of credit sub-limit of $10,000,000.  The Amended and Restated Revolving Credit Facility is scheduled to expire on October 1, 2011 unless earlier terminated by the agent thereunder following an event of default.  Borrowings under the Amended and Restated Revolving Credit Facility bear interest, at the registrant's option, at the British Bankers Association LIBOR rate plus 1.75% to 3.25%, or a base rate, plus a margin rate ranging from 0% to 1.0%, which is the higher of (i) the Federal Funds rate plus 0.5% or (ii) Bank of America, N.A.'s publicly announced prime rate. The margin rates are based on certain leverage ratios, as provided in the facility documents. The registrant is subject to compliance with certain financial covenants set forth in the Amended and Restated Revolving Credit Facility, including a maximum ratio of total funded indebtedness to EBITDA, minimum levels of interest coverage and net worth and limitation on capital expenditures, as defined.

The registrant’s and the other borrowers’ obligations under the Amended and Restated Revolving Credit Facility are secured by the grant of security interests over substantially all of their respective assets.  In addition, certain of the registrant’s foreign subsidiaries have, subject to certain limitations, provided guarantees of the borrowers’ obligations under the Amended and Restated Revolving Credit Facility.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)

Date: October 29, 2008

	By:	/s/ David R. Nuzzo
		Name:	David R. Nuzzo
		Title:	Vice President and Chief Financial Officer